Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Delco Remy International, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rajesh K. Shah, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial position and results of operations of the Company.

/S/ RAJESH K. SHAH
Rajesh K. Shah
Executive Vice President and
Chief Financial Officer

March 26, 2004

A signed original of this written statement required by Section 906 has been provided to Delco Remy International, Inc. and will be retained by Delco Remy International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.